UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Stock Plan Amendment. At the Annual Meeting of Stockholders held on May 3, 2017, the stockholders of Unit Corporation (the “Company”) approved Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (“Amendment Number 1” to the “Stock Plan”).
The Stock Plan allows the Company to grant incentive compensation to employees (including employees of subsidiaries) as well as non-employee directors. The Stock Plan permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards. All nine of our directors and approximately 250 employees of the Company and its subsidiaries are eligible for awards under the Stock Plan.
The primary purpose of Amendment Number 1 is to increase the total number of shares of common stock of the Company available for issuance under the Stock Plan from 4,500,000 shares to 7,000,000 shares. Amendment Number 1 also removes the limitation that withholding of stock for taxes on settlement of stock-based awards be at the minimum statutory rate, and instead permits withholding of stock for taxes at rates higher than the minimum rate under certain circumstances. Approval of Amendment Number 1 also constituted approval of the performance goals under the Stock Plan for purposes of Section 162(m) of the Internal Revenue Code so that certain awards granted under the Stock Plan may qualify as performance-based compensation under that section of the tax code.
A more detailed description of Amendment Number 1 and the Stock Plan is contained in the Company’s Proxy Statement for its 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 23, 2017. The Stock Plan is filed as Exhibit 10 to our Current Report on Form 8-K filed on May 8, 2015 and Amendment Number 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K and both are incorporated by reference as though fully set forth herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Annual Meeting of Stockholders. We held our 2017 annual meeting of stockholders on May 3, 2017. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2017 Proxy Statement.

(1)	The stockholders elected four Class III directors for terms expiring in 2020:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
J. Michael Adcock	44,628,561	353,797	84,276	3,732,889
Steven B. Hildebrand	44,665,614	317,097	83,923	3,732,889
Larry C. Payne	44,486,514	494,371	85,749	3,732,889
G. Bailey Peyton IV	43,066,359	1,913,701	86,574	3,732,889

(2)	The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
43,678,438	1,284,465	103,731	3,732,889

(3)	The stockholders cast the following non-binding votes pertaining to the frequency of the non-binding stockholder vote on our executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
37,614,470	619,438	6,796,792	35,934	3,732,889

It was the board’s recommendation that the stockholder vote on executive compensation be conducted annually, and that is the frequency option that received the highest number of votes from our stockholders. Accordingly, the Company has decided that it will include a shareholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on named executive officer compensation.

(4)	The stockholders approved Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
34,731,214	10,243,793	91,627	3,732,889

(5)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2017:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
48,363,084	373,966	62,473	—

Item 9.01 Exhibits.

(d)	Exhibits.

10
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (filed as Exhibit 10 to Unit's Form 8-K dated May 8, 2015, which is incorporated herein by reference)

10.1	Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 4, 2017	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

10
Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (filed as Exhibit 10 to Unit's Form 8-K dated May 8, 2015, which is incorporated herein by reference)

10.1	Amendment Number 1 to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan